SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2007 (September 19, 2007)

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2007, Bank of Jiangsu, Suzhou Branch (the “Purchaser”) and Shanghai Shang Yang Real Eestate Consultation Company Limited (the “Seller”), a wholly-owned subsidiary of the registrant, entered into an agreement for the sale of the first and second floors of the Suzhou Sovereign Building for $7.04 Million (or RMB 52.8 Million) (the “Agreement”). The commercial properties sold comprise a total area of 2,316.5 square meters. The Sovereign Building is a 30-story, newly completed office building with a total commercial and office floor area of 42,500 square meters located in the center of The China-Singapore Suzhou Industrial Park. Purchaser paid Seller 90% of the purchase price within three days of execution of the Agreement and will pay the balance of the purchase price within three days of completion of the transfer of title. It is customary for transfer of title in such real property transfers to take between three and six months to complete.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

To be provided by amendment.

(d) Exhibits.

Exhibit No.	Description	Method of Filing
10.1	English translation of a summary of the Sale Agreement of Commercial Property, dated September 19, 2007. Original document is in Chinese.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2007

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Art Honanyan
Name: Art Honanyan
Title: Chief Financial Officer